Exhibit 1.1

Execution Version

NUSTAR ENERGY L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$200,000,000

Equity Distribution Agreement

May 23, 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Ladies and Gentlemen:

NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“NuStar GP” and, together with the Partnership and the General Partner, the “Partnership Parties”), confirm their agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:

1. Description of Offered Units. The Partnership proposes to issue and sell through or to the Manager, as sales agent and/or principal, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price to the public of up to $200,000,000 (the “Offered Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Offered Units through the Manager, the Partnership hereby appoints the Manager as exclusive agent of the Partnership for the purpose of soliciting purchases of the Offered Units from the Partnership pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Offered Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell the Offered Units directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

The subsidiaries listed on Schedule I hereto are collectively referred to herein as the “Principal Subsidiaries” and each as a “Principal Subsidiary.” The subsidiaries listed on Schedule II hereto are collectively referred to herein as the “Subsidiaries.”

2. Representations and Warranties. Each of the Partnership Parties represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are affirmed or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration; Definitions; No Stop Order. A registration statement (Registration No. 333- 173510) on Form S-3 relating to the Offered Units has been prepared by the Partnership in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder and been filed with the Commission under the Securities Act. Such Registration Statement, including any amendments thereto and any related Rule 462(b) Registration Statement filed prior to the Execution Time or prior to such time this representation is affirmed or deemed to be made, has been declared or become effective under the Securities Act. Copies of such Registration Statement and any amendment thereto have been delivered or otherwise made available by the Partnership to you as the Manager.

Any reference to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be. Any reference to the “most recent Prospectus Supplement” shall be deemed to refer to the latest Prospectus Supplement filed pursuant to Rule 424(b) on or prior to the relevant Applicable Time. Any reference to any amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be, and incorporated by reference in such Base Prospectus, Prospectus Supplement or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units, any reports of the Partnership filed with the Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act after the Effective Date that are incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement. The Registration Statement was filed earlier than the date that is three years prior to each Settlement Date (as defined in Section 3 hereof).

(b) Registration Statement, Prospectus Supplement and Prospectus Conform to the Requirements of the Securities Act. The Registration Statement conformed when filed on each Effective Date, at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, will conform in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act. The Prospectus Supplement and the Prospectus conformed or will conform in all material respects when filed with the Commission pursuant to Rule 424(b), and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, to the requirements of the Securities Act. The documents incorporated by reference in the Prospectus Supplement or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the

Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) No Material Misstatements or Omissions in Registration Statement. As of each Effective Date, at the Execution Time, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by the Manager specifically for inclusion therein.

(d) No Material Misstatements or Omissions in Prospectus. At the Execution Time, at each Applicable Date, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Units, the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by the Manager specifically for inclusion therein.

(e) No Material Misstatements or Omissions in Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus Supplement or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Proceedings Under the Securities Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act and the Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Units.

(g) Regulation M Exceptions. The Common Units are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection(c)(1) of such rule.

(h) Other Sales Agency Agreements. The Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Units in accordance with Rule 415(a)(4) of the Securities Act.

(i) Formation and Qualification. Each of the Partnership Parties and the Principal Subsidiaries has been duly organized and is validly existing and in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not, and except where the failure of the Partnership Parties and the Principal Subsidiaries to be so duly organized will not, (i) in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, unitholders’ or stockholders’ equity, properties, business or prospects of the Partnership and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (a “Material Adverse Effect”); or (ii) subject the partners of the Partnership to any material liability or disability; and each of the Partnership Parties and the Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged in all material respects as described in the Prospectus.

(j) Ownership of NuStar GP by NuStar Holdings. NuStar GP Holdings, LLC, a Delaware limited liability company (“NuStar Holdings”), is the sole member of NuStar GP and owns 100% of the issued and outstanding membership interests in NuStar GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NuStar GP (the “NuStar GP LLC Agreement”), and are fully paid (to the extent required under the NuStar GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and NuStar Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

(k) Ownership of the General Partner Interest in the General Partner. NuStar GP is the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of the General Partner (the “GP Partnership Agreement”); and NuStar GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(l) Ownership of the Limited Partner Interests in the General Partner. Riverwalk Holdings, LLC, a Delaware limited liability company (“Riverwalk Holdings”), is the sole limited partner of the General Partner with a 99.9% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Riverwalk Holdings owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(m) Ownership of the General Partner Interest and Incentive Distribution Rights in the Partnership. The General Partner is the sole general partner of the Partnership with a 2% general partner interest and 100% of the Incentive Distribution Rights in the Partnership; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (the

“Partnership Agreement”) and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the General Partner owns such general partner interest and Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, charges or claims.

(n) Ownership of the Partnership’s Common Units by NuStar Holdings. Riverwalk Holdings and NuStar GP, direct wholly owned subsidiaries of NuStar Holdings, own 10,213,894 and 35,002 Common Units (as of May 1, 2011), respectively, in the Partnership; and Riverwalk Holdings and NuStar GP own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims.

(o) Ownership of the Principal Subsidiaries. Except as set forth on Schedule II hereto, the Partnership owns directly or indirectly 100% of the outstanding capital stock, membership interests, partnership interests or other equity interests, as the case may be, in each of the Principal Subsidiaries; such stock, membership interests, partnership interests or other equity interests have been duly authorized and validly issued in accordance with the applicable certificate of incorporation and bylaws, certificate of formation and limited liability company agreement, certificate of limited partnership and partnership agreement or other organization documents of each applicable Principal Subsidiary, as the case may be (collectively, the “Principal Subsidiaries Operative Documents” and, as to each individual Principal Subsidiary, the “Principal Subsidiary Operative Document”), except where the failure of such stock, membership interests or partnership interests to be so duly authorized and validly issued will not, individually or in the aggregate, have a Material Adverse Effect, and, except in the case of the general partner interests, are fully paid (to the extent required under the applicable Principal Subsidiary Operative Document) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act or Section 17-607 of the Delaware LP Act, as the case may be); and the Partnership and the direct owner, if applicable, owns all such stock, membership interests or partnership interests, as the case may be, free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).

(p) No Other Subsidiaries. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Schedule II hereto. Each Subsidiary listed on Schedule II is located, organized, resident or operates only in the foreign jurisdictions listed opposite its name on Schedule II under “Foreign Qualifications.”

(q) Capitalization. As of the date hereof, the issued and outstanding Common Units of the Partnership consist of 64,610,549 Common Units. All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act and as otherwise disclosed in the most recent Prospectus Supplement).

(r) Valid Issuance of Offered Units. At each Settlement Date and each Time of Delivery, if any, the Offered Units to be issued and sold on such date and the limited partner interests represented thereby will be duly authorized by the Partnership and, when issued and delivered to the Manager against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act and as otherwise disclosed in the most recent Prospectus Supplement).

(s) No Preemptive Rights, Registration Rights or Options. Except as identified in the most recent Prospectus Supplement and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Parties, or (ii) outstanding options or warrants to purchase any securities of the Partnership Parties. Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership Parties.

(t) Authority and Authorization. At each Settlement Date and each Time of Delivery, if any, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Parties or any of their respective unitholders, stockholders, members or partners for the authorization, issuance, sale and delivery of the Offered Units and the consummation of the transactions contemplated by this Agreement, shall have been validly taken.

(u) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

(v) Authorization, Execution, Delivery and Enforceability of Certain Agreements. The organizational documents of NuStar GP, Riverwalk Holdings, the General Partner, the Partnership, NuStar Logistics, L.P., a Delaware limited partnership (“NuStar Logistics”), LegacyStar Services, LLC, a Delaware limited liability company (“LegacyStar”), NuStar Pipeline Partners L.P., a Delaware limited partnership (“NuStar Pipeline Partners”), NuStar Pipeline Operating Partnership, L.P., a Delaware limited partnership (“NuPOP”), and NuStar Pipeline Company, LLC, a Delaware limited liability company (“NuStar Pipeline”) (collectively, the “Organizational Documents”), have been duly authorized, executed and delivered by the Partnership Parties and Principal Subsidiaries party thereto and, assuming the due authorization, valid execution and delivery by the other parties thereto, each will be a valid and legally binding agreement of the Partnership Parties and Principal Subsidiaries party thereto, enforceable against such parties in accordance with its terms; provided that, with respect to each agreement described in this Section 2(v), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(w) No Conflicts. None of the offering and sale by the Partnership of the Offered Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of any other transactions contemplated by this Agreement (i) conflicts with or will conflict with, or constitutes or will constitute a violation of, the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, the charter or bylaws, or any other organizational documents of any of the Partnership Parties or Principal Subsidiaries, (ii) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Parties or Principal Subsidiaries is a party or by which any of them are bound or to which any of their respective properties is subject, (iii) violates or will violate any statute, law, rule or regulation, or any judgment, order or decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Parties or Principal Subsidiaries or any of their properties or assets, or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties or Principal Subsidiaries, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, breaches, violations, defaults, Liens, charges or encumbrances as will not, individually or in the aggregate, have a Material Adverse Effect or could not materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement.

(x) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required in connection with the execution and delivery of this Agreement by the Partnership Parties, except for (i) such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws in connection with the purchase and distribution of the Offered Units by the Manager, (ii) such consents that have been, or prior to each Settlement Date will be, obtained, (iii) such consents that, if not obtained, will not have a Material Adverse Effect and (iv) as disclosed in the most recent Prospectus Supplement and the Prospectus.

(y) No Defaults. None of the Partnership Parties or Principal Subsidiaries is in (i) violation of its agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach or default (or an event which, with notice or lapse of time or both, would constitute such an event) in the performance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties is subject which breach, default or violation will, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Partnership Parties to perform their respective obligations under this Agreement.

(z) Conformity to Description in the most recent Prospectus Supplement and Prospectus. The Offered Units when issued and delivered against payment therefore, as provided herein, will conform in all material respects to the description thereof contained in the most recent Prospectus Supplement and the Prospectus.

(aa) No Integration. None of the Partnership Parties has sold or issued any securities that would be integrated with the offering of the Offered Units contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(bb) No Material Adverse Change. Except as disclosed in the Prospectus, none of the Partnership Parties or Subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of any of the Partnership Parties and Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the financial condition, results of operations, unitholders’ or stockholders’ equity, properties, management, business or prospects of any of the Partnership Parties and Subsidiaries taken as a whole, in each case except as will not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the date of the latest audited financial statements included in the most recent Prospectus Supplement, none of the Partnership Parties or Subsidiaries has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions not in the ordinary course of business, that, individually or in the aggregate, is material to any of the Partnership Parties and Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the most recent Prospectus Supplement.

(cc) Conduct of Business. Since the date as of which information is given in the most recent Prospectus Supplement, none of the Partnership Parties or Subsidiaries have (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared, paid or made any dividend or distribution on any class of security, except in the ordinary course consistent with past practice.

(dd) Financial Statements. The historical financial statements (including the related notes) included in the most recent Prospectus Supplement (and any amendment or supplement thereto) comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except to the extent disclosed therein. The summary historical and financial data included or incorporated by reference in the Prospectus (and any amendment or supplement thereto) under the captions “Ratio of Earnings to Fixed Charges,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which such data has been derived.

(ee) Statistical and Market-Related Data. The financial, statistical and market-related data included or incorporated by reference under the caption “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business, Risk Factors and Properties” in the most recent Prospectus Supplement and the Prospectus and the consolidated financial statements of the Partnership and its subsidiaries included in the most recent Prospectus Supplement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ff) Independent Registered Public Accounting Firm. KPMG LLP, who has audited certain financial statements of the Partnership and its consolidated subsidiaries, whose reports appear in the most recent Prospectus Supplement and the Prospectus and who has delivered the initial letter referred to in Section 6(f) hereof, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and was an independent registered public accounting firm as required by the Securities Act and the PCAOB during the periods covered by the financial statements on which they reported contained in the most recent Prospectus Supplement and the Prospectus.

(gg) Title to Properties. Each of the Partnership Parties and the Subsidiaries has good and indefeasible title to all real property and good and marketable title to all personal property described in the most recent Prospectus Supplement and the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the most recent Prospectus Supplement and the Prospectus, (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described, and subject to the limitations contained, in the most recent Prospectus Supplement and the Prospectus and (iii) could not reasonably be expected to have a Material Adverse Effect; all real property and buildings held under lease or license by the Partnership Parties and the Subsidiaries are held by them under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are to be used in the future as described in the most recent Prospectus Supplement and the Prospectus. For purposes of this Agreement, the phrase “good and indefeasible title” to all real property shall mean, with respect to any real property interest, and subject to the terms, conditions, and provisions contained in the realty deeds and leases creating such real property interest, that the ownership, rights, possession and title in the jurisdiction and locale where the real property interest is located, is in each case legally sufficient in all material respects to conduct the business and operations of the Partnership Parties and the Subsidiaries as described or incorporated by reference in the most recent Prospectus Supplement and the Prospectus, as such business and operations relate to the location of such real property interest, and is free and clear of all liens, claims, security interests or other encumbrances excepting (in each case) permitted encumbrances, such title defects, and imperfections, limitations, correlative rights, or appurtenant rights or obligations contained in, arising from or created by the instrument under which any of the Partnership Parties and the Subsidiaries hold title to such real property interest or contained in its chain of title thereto, which do not materially and adversely effect current or intended use or operation of the subject real property interest or which are capable of being routinely addressed, cured, avoided or assumed in the ordinary course of business and land management of the Partnership Parties and the Subsidiaries.

(hh) Rights-of Way. Each of the Partnership Parties and Subsidiaries will have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the most recent Prospectus Supplement and the Prospectus, subject to such qualifications as may be set forth in the most recent Prospectus Supplement and the Prospectus, and except for such rights-of-way which, if not obtained, will not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Parties and the Subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect; and, except as described in the most recent Prospectus Supplement and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Parties and the Subsidiaries considered as a whole.

(ii) Insurance. The Partnership Parties and the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership Parties and the Subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance as of the date hereof, and all such insurance is outstanding and duly in force on the date hereof.

(jj) Investment Company. None of the Partnership Parties nor the Subsidiaries is, and as of each Settlement Date and, after giving effect to the offer and sale of the Offered Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Prospectus Supplement and the Prospectus, none of them immediately after each Settlement Date will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk) Litigation. Except as described in the most recent Prospectus Supplement, there are no legal or governmental proceedings pending to which any of the Partnership Parties and the Subsidiaries is a party or of which any property or assets of any of the Partnership Parties and the Subsidiaries are subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of the transactions contemplated hereby and by the most recent Prospectus Supplement, and, to the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ll) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the most recent Prospectus Supplement, or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required; and that statements made or incorporated by reference in the most recent Prospectus Supplement under the captions “Risk Factors, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business, Risk Factors and Properties” and “Legal Proceeding,” insofar as such statements purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(mm) Certain Relationships and Related Transactions. Except as described in the most recent Prospectus Supplement, no relationship, direct or indirect, exists between or among the Partnership Parties and the Subsidiaries, on the one hand, and the directors, officers, equityholders, customers or suppliers of the any of the Partnership Parties, on the other hand, that is required to be described in the most recent Prospectus Supplement which is not so described.

(nn) No Labor Dispute. No labor dispute by the employees that are engaged in the business of any of the Partnership Parties and the Subsidiaries exists or, to the knowledge of the Partnership, is imminent that could reasonably be expected to have a Material Adverse Effect.

(oo) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the Partnership Parties or the Subsidiaries or any member of the “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any of the Partnership Parties or the Subsidiaries would have any liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the material requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA and for which the 30-day reporting requirement has not been waived) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined on an ongoing basis based on those assumptions used to fund such Plan) and (d) none of the Partnership Parties or the Subsidiaries or any member of the Controlled Group of any of the Partnership Parties or the Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA), in each case that could reasonably be expected to have a Material Adverse Effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code and that is an individually designed plan has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(pp) Tax Returns. Each of the Partnership Parties and the Subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any of the Partnership Parties or the Subsidiaries, nor do any of the Partnership Parties have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) Books and Records; Accounting Controls. Each of the Partnership Parties and the Subsidiaries (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(rr) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act is accumulated and communicated to management of the Partnership, including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ss) No Deficiency in Internal Controls. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010, none of the Partnership Parties is aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls over financial reporting.

(tt) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of NuStar GP, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity, and (ii) since that date, there have been no significant changes in internal controls that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(uu) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of NuStar GP or any of NuStar GP’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(vv) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Partnership’s most recent Annual Report on Form 10-K (as may be amended or supplemented by the Partnership’s Quarterly Reports on Form 10-Q) accurately and fully describes (A) the accounting policies that the Partnership believes are the most important in the portrayal of the financial condition and results of operations of the Partnership, and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ww) Permits. Each of the Partnership Parties and the Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its businesses in the manner described in the most recent Prospectus Supplement, subject to such qualifications as may be set forth in the most recent Prospectus Supplement and except for such permits which, if not obtained, will not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Parties has fulfilled and performed all its material obligations with respect to the Permits which are due to have been fulfilled and performed by such date, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that will not reasonably be expected to have a Material Adverse Effect; and, except as described in the most recent Prospectus Supplement, none of the Permits contain any restriction that is materially burdensome to the Partnership Parties and the Subsidiaries considered as a whole.

(xx) Environmental Compliance. Each of the Partnership Parties and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of such entity under applicable Environmental Laws to conduct its businesses, (iii) are in compliance with all terms and conditions of any such permits, licenses or approvals and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or approvals, failure to comply with the terms and conditions of such permits, licenses or approvals or liability in connection with such releases will not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response,

Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(yy) No Restrictions on Distributions. None of the Principal Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, as applicable, to the Partnership, from repaying to the Partnership any loans or advances to such Principal Subsidiary from the Partnership or from transferring any of such Principal Subsidiary’s property or assets to the Partnership or any other Principal Subsidiary of the Partnership, except as described in or contemplated by (A) the most recent Prospectus Supplement or (B) the organizational documents of the Principal Subsidiaries.

(zz) No Distribution of Other Offering Materials. None of the Partnership Parties has distributed or will distribute any offering material in connection with the offering and sale of the Offered Units other than any Prospectus Supplement, the Prospectus , and any other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder.

(aaa) Market Stabilization. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(bbb) Fees. There is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ccc) Money Laundering. The operations of the Partnership Parties and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of jurisdictions where the Partnership Parties and the Subsidiaries conduct business and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Parties or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(ddd) FCPA. None of the Partnership Parties or any Subsidiary, nor any director or officer, nor to the knowledge of the Partnership, any agent, employee or affiliate of any of the Partnership Parties or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any

“foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Parties and Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws to which they may be subject; and the Partnership Parties, the Subsidiaries and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(eee) OFAC. None of the Partnership Parties or any Subsidiary, nor any director or officer, nor to the knowledge of the Partnership, any agent, employee or affiliate of any Partnership Parties or any Subsidiary, is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Offered Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity, or in an country or territory, that at the time of such financing is the subject of any sanctions administered by OFAC.

Any certificate signed by any officer on behalf of any of the Partnership Parties and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by such Partnership Party, as to matters covered thereby, to the Manager.

3. Sale and Delivery of Offered Units.

(a) Sale of Offered Units by Manager, as Sales Agent. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Offered Units from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Offered Units on the following terms.

(i) The Offered Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and the Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as Authorized Representatives on Schedule III hereto, has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum amount of the Offered Units to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Offered Unit at which such Offered Unit may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Offered Units designated for sale by the Partnership on such day. The gross sales price of the Offered Units sold under this Section 3(a) shall be the market price for Offered Units of the Partnership’s Common Units sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Offered Units.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Offered Units, (B) the Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Offered Units for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Units as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Offered Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Partnership.

(iii) The Partnership shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Offered Units at a price lower than the minimum price therefor designated from time to time by the Partnership’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing. The Partnership or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Offered Units for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Units sold hereunder prior to the giving of such notice.

(iv) The Manager hereby covenants and agrees not to make any sales of the Offered Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 of the Securities Act (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Offered Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Manager pursuant to a Terms Agreement.

(v) The compensation to the Manager for sales of the Offered Units with respect to which the Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Offered Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi). The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Partnership may sell Offered Units to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds (before expenses) to the Partnership for such Offered Units (the “Net Proceeds”).

(vi) The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Offered Units are sold under this Section 3(a) setting forth the number of the Offered Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Offered Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Offered Units sold through the Manager for settlement on such date shall be issued and delivered by the Partnership to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Offered Units. Settlement for all such Offered Units shall be effected by free delivery of the Offered Units to the Manager’s account at The Depository Trust Partnership (“DTC”) in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Offered Units on any Settlement Date, the Partnership Parties shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Offered Units delivered by the Partnership, the Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(viii) At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(j)) and date on which the Partnership shall be obligated to file a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date and to reflect such necessary modifications as are not material and approved by the Manager in advance. Any obligation of the Manager to use its reasonable efforts to sell the Offered Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Sale of Offered Units by Manager, as Principal. If the Partnership wishes to issue and sell the Offered Units pursuant to this Agreement but other than as set forth in

Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or the Manager unless and until the Partnership and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Terms Agreement. Each sale of the Offered Units to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Units to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Units by the Manager. The commitment of the Manager to purchase the Offered Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Offered Units herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Offered Units to be purchased by the Manager pursuant thereto, the price to be paid to the Partnership for such Offered Units, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Offered Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d) Limitations on Number and Amount of Offered Units Sold. Under no circumstances shall the number and aggregate amount of the Offered Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Offered Units of the Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Offered Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(e) Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Offered Units, it shall promptly notify the other party and sales of the Offered Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4. Agreements. Each of the Partnership Parties agrees with the Manager that:

(a) Filing Amendment or Supplement. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Partnership will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Partnership has prepared the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be prepared in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Partnership will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Offered Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 4(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(c) Reports to Security Holders and Manager. As soon as practicable, the Partnership will make generally available to its security holders and to the Manager an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act.

(d) Signed Copies of Registration Statement. The Partnership will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as the Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(e) Qualifications. The Partnership will arrange, if necessary, for the qualification of the Offered Units for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Units, in any jurisdiction where it is not now so subject.

(f) No Issuer Free Writing Prospectus. Each of the Partnership and the Manager agree that it has not made and will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(g) Limitations on Sale of Common Units. The Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least three full Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the Partnership may (1) issue and sell Common Units pursuant to this

Agreement or any Terms Agreement, (2) grant, issue and sell Common Units, phantom units, restricted units and options by the Partnership to employees and directors of NuStar GP under the NuStar GP, LLC Third Amended and Restated 2000 Long-Term Incentive Plan, amended and restated as of May 1, 2011, and the NuStar GP, LLC Amended and Restated Employee Unit Incentive Plan and (3) issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(h) Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Units.

(i) Notifications to Manager. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(j) Certificates. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of subclauses (ii) and (iv) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Offered Units are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, or (iv) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time and to reflect such necessary modifications as are not material and approved by the Manager in advance) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(k) Opinions of Partnership Counsel and Assistant General Counsel of Partnership. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Andrews Kurth LLP, counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Manager, and the Assistant General Counsel of the Partnership, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Exhibit A and Exhibit B, respectively, to this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(l) Opinion of Manager Counsel. At each Representation Date, Baker Botts L.L.P., counsel to the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) Letter of Independent Accountants. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Offered Units are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement and such delivery is required by the Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause KPMG LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(f) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(n) Due Diligence. Upon commencement of the offering of the Offered Units under this Agreement (and upon the recommencement of the offering of the Offered Units under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Partnership will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Manager may reasonably request.

(o) Manager Trading. The Partnership consents to the Manager trading in the Common Units for the Manager’s own account and for the account of its clients at the same time as sales of the Offered Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(p) Disclosures in Periodic Reports. The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Offered Units sold through the Agent under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Offered Units pursuant to this Agreement during the relevant period.

(q) Failure of Certain Conditions. If to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(g)(ii) or 6(h) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Offered Units from the Partnership as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Offered Units.

(r) Acceptance of Offer to Purchase. Each acceptance by the Partnership of an offer to purchase the Offered Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Offered Units).

(s) Sufficient Common Units for Issuance. The Partnership shall ensure that there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Units or Common Units held in treasury, of the maximum aggregate number of Offered Units authorized for issuance by the Board pursuant to the terms of this Agreement. The Partnership will use its commercially reasonable efforts to cause the Offered Units to be listed for trading on the NYSE and to maintain such listing.

(t) Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Offered Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Partnership will file all documents required to be filed with the Commission pursuant to the

Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(u) DTC. The Partnership shall cooperate with the Manager and use its reasonable efforts to permit the Offered Units to be eligible for clearance and settlement through the facilities of DTC.

(v) Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Offered Units in the manner set forth in the Prospectus.

5. Payment of Expenses. The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Units; (v) the registration of the Offered Units under the Securities Act and the listing of the Offered Units on the NYSE; (vi) any registration or qualification of the Offered Units for offer and sale under the securities or blue sky laws of the several states; (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Offered Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the reasonable documented out-of-pocket expenses of the Manager, including the reasonable fees, disbursements and expenses of counsel for the Manager in connection with this Agreement and the Prospectus and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.

6. Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time and each Representation Date, (ii) to the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Units; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused the Partnership Counsel, to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion in form and substance reasonably satisfactory to the Manager, substantially in the form attached hereto as Exhibit A.

(c) The Partnership shall have requested and caused the Assistant General Counsel, to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, her opinion in form and substance reasonably satisfactory to the Manager, substantially in the form attached hereto as Exhibit B.

(d) The Manager shall have received from Baker Botts LLP, counsel for the Manager, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Partnership shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(j) of this Agreement, a certificate of the Partnership, signed by (1) the President and Chief Executive Officer of NuStar GP and (2) the Senior Vice President, Chief Financial Officer and Treasurer of NuStar GP, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) The representations, warranties and agreements of the Partnership Parties in Section 2 are true and correct on and as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date and to reflect such necessary modifications as are not material and approved by the Manager in advance; and that each of the Partnership Parties has complied with all of its respective agreements contained herein and satisfied all of the respective conditions on its part to be performed or satisfied hereunder at or prior to such date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) They have carefully examined the Registration Statement and the Prospectus, and nothing has come to their attention that would lead them to believe that, (A) (1) the Registration Statement, as of the Effective Date, or (2) the

Prospectus, as of its date and on the date of such certificate, did or do contain any untrue statement of a material fact and did or do omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, an event has occurred that should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus that has not been so set forth.

(f) The Partnership shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(m) hereof and to the extent requested by the Manager in connection with any offering of the Offered Units, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, (i) confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and (ii) stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Prospectus Supplement, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) Since the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Registration Statement and the Prospectus.

(h) There shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is used in Section 15E of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j) The Offered Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(k) The Partnership shall have furnished to the Manager, at each date specified in Section 4(j), such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Manager, at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Each of the Partnership Parties, jointly and severally, agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person, if any, who controls the Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Offered Units as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the no Partnership Party will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Partnership Parties may otherwise have.

(b) The Manager agrees to indemnify and hold harmless each of the Partnership Parties, their respective directors, managers, employees and officers and each person, if any, who controls any of the Partnership Parties within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to the Manager, but only with reference to written information relating to the Manager furnished to the Partnership by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Manager on the other from the offering of the Offered Units; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Offered Units purchased by the Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Offered Units have been sold through the Manager for the Partnership Parties, then Section 4(r) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Partnership Parties, the obligations of the Partnership Parties, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Offered Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Offered Units by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Offered Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated by the Prospectus.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and:

(a) if sent to the Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and

(b) if sent to any of the Partnership Parties, will be mailed, delivered or telefaxed to NuStar Energy L.P., Amy L. Perry, Assistant General Counsel (fax no.: (210) 918-5469) and confirmed to the Assistant General Counsel, NuStar Energy L.P., at 2330 N. Loop 1604 West, San Antonio, Texas 78248, Attention Amy L. Perry, Vice President, Assistant General Counsel and Secretary.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Offered Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership Parties’ securities and not as a fiduciary of the Partnership Parties and (c) the Partnership Parties’ engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership Parties, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between any of the Partnership Parties and the Manager with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. The Partnership Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Offered Units, the time of sale of such Offered Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section (1)(a) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the Manager.

Very truly yours,

NUSTAR ENERGY L.P.

By:	RIVERWALK LOGISTICS, L.P.,
its general partner

	By:	NUSTAR GP, LLC,
its general partner

By:	/s/ Steven A. Blank
	Name:	Steven A. Blank
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

RIVERWALK LOGISTICS, L.P.

By:	NUSTAR GP, LLC,
its general partner

By:	/s/ Steven A. Blank
	Name:	Steven A. Blank
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

NUSTAR GP, LLC

By:	/s/ Steven A. Blank
	Name:	Steven A. Blank
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Citigroup Global Markets Inc.

By:	/s/ Robert Waldron
Name: Robert Waldron
Title: Vice President

SCHEDULE II

Principal Subsidiaries

Entity	Jurisdiction of Formation	Foreign Qualifications	Ownership Percentage
NuStar Pipeline Operating Partnership L.P. f/k/a Kaneb Pipe Line Operating Partnership, L.P.	Delaware	Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Dakota, Oregon, South Dakota, Texas, Washington, Wyoming	100%
NuStar Logistics, L.P. f/k/a Valero Logistics Operations, L.P.	Delaware	California, Colorado, Illinois, Kansas, Louisiana, New Jersey, New Mexico, Oklahoma, Texas	100%
NuStar Asphalt Refining, LLC	Delaware	Georgia, Louisiana, New Jersey, North Carolina, Texas	100%
NuStar Marketing, LLC	Delaware	Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin	100%
NuStar Terminals Operations Partnership L.P. f/k/a Support Terminals Operating Partnership, L.P.	Delaware	Alabama, Arizona, California, Florida, Georgia, Indiana, Louisiana, Maryland, New Jersey, New Mexico, Texas, Virginia, Washington[1], Washington D.C., Wisconsin	100%
NuStar Pipeline Company, LLC f/k/a Kaneb Pipe Line Company LLC	Delaware	North Dakota, Texas	100%

NuStar Pipeline Partners L.P. f/k/a Kaneb Pipe Line Partners, L.P.	Delaware	Texas	100%

LegacyStar Services, LLC f/k/a Kaneb Services LLC	Delaware	North Dakota	100%

NuStar GP, Inc. f/k/a Valero GP, Inc.	Delaware	California, Colorado, Kansas, New Mexico, Texas	100%

[1]

The partnership has made all required filings and payments as are necessary for NuStar Terminals Operations Partnership L.P. to be in good standing in the State of Washington as of the date of this Agreement.

Schedule II

SCHEDULE III

Subsidiaries

Subsidiary	Jurisdiction of Formation	Foreign Qualifications	Ownership Percentage
Aves Depoculuk VE Anrepoculuk Hizmetleri A.S.	Turkey	None	75%

Bicen Development Corporation N.V.	Netherlands Antilles	None	100%

Cooperatie NuStar Holdings U.A.	Netherlands	None	100%

Diamond K Limited	Bermuda	None	100%

Kaneb Management, LLC	Delaware	None	100%

Kaneb Management Company LLC	Delaware	None	100%

LegacyStar, Inc. f/k/a Kaneb, Inc.	Delaware	None	100%

LegacyStar Investment, LLC f/k/a Kaneb Investment, LLC	Delaware	None	100%

LegacyStar, LLC f/k/a Kaneb LLC	Delaware	None	100%

LegacyStar Services, LLC f/k/a Kaneb Services LLC	Delaware	North Dakota	100%

NuStar Asphalt Chickasaw, LLC	Texas	Alabama	100%

NuStar Asphalt Holdings, Inc.	Delaware	None	100%

NuStar Asphalt Holdings, LLC.	Delaware	None	100%

NuStar Asphalt Refining, LLC	Delaware	Georgia, Louisiana, New Jersey, North Carolina, Texas	100%

NuStar Burgos, LLC	Delaware	None	100%

NuStar Caribe Terminals, Inc. f/k/a Statia Terminals, Inc.	Delaware	Florida	100%

NuStar Eastham Limited f/k/a Kaneb Terminals (Eastham) Limited	England	None	100%

NuStar Energy Services, Inc.	Delaware	California, Florida, Louisiana, Texas	100%

NuStar GP, Inc. f/k/a Valero GP, Inc.	Delaware	California, Colorado, Kansas, New Mexico, Texas	100%

NuStar Grangemouth Limited f/k/a Ross Chemical & Storage Company Limited	England	None	100%

NuStar Holdings B.V.	Netherlands	None	100%

NuStar Internacional, S de R.L. de C.V. f/k/a Valero Internacional, S. de R.L. de C.V.	Mexico	None	100%

NuStar Logistics, L.P. f/k/a Valero Logistics Operations, L.P.	Delaware	California, Colorado, Illinois, Kansas, Louisiana, New Jersey, New Mexico, Oklahoma, Texas	100%

NuStar Marketing, LLC	Delaware	Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin	100%

NuStar Pipeline Company, LLC f/k/a Kaneb Pipe Line Company LLC	Delaware	North Dakota, Texas	100%

Schedule III

NuStar Pipeline Holding Company, LLC f/k/a Kaneb Pipe Line Holding Company, LLC	Delaware	None	100%

NuStar Pipeline Operating Partnership L.P. f/k/a Kaneb Pipe Line Operating Partnership, L.P.	Delaware	Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Dakota, Oregon, South Dakota, Texas, Washington, Wyoming	100%

NuStar Pipeline Partners L.P. f/k/a Kaneb Pipe Line Partners, L.P.	Delaware	Texas	100%

NuStar Refining, LLC d/b/a NuStar San Antonio Refinery	Delaware	Texas	100%

NuStar Technology, Inc.	Delaware	None	100%

NuStar Terminals Antilles N.V. f/k/a Statia Terminals Antilles N.V.	Netherlands Antilles	None	100%

NuStar Terminals B.V. f/k/a Kaneb Terminals B.V.	Netherlands	None	100%

NuStar Terminals Canada Co. f/k/a Statia Terminals Canada Co.	Nova Scotia	None	100%

NuStar Terminals Canada Holdings Co. f/k/a Statia Terminals Canada Holdings Co.	Nova Scotia	None	100%

NuStar Terminals Canada Partnership f/k/a Statia Terminals Canada Partnership	Nova Scotia	None	100%

NuStar Terminals Corporation N.V. f/k/a Statia Terminals Corporation N.V.	Netherlands Antilles	None	100%

NuStar Terminals Delaware, Inc. f/k/a Statia Terminals Delaware, Inc.	Delaware	None	100%

NuStar Terminals International N.V. f/k/a Statia Terminals International N.V.	Netherlands Antilles	None	100%

NuStar Terminals Limited f/k/a Kaneb Terminals Limited	England	None	100%

NuStar Terminals Marine Services N.V. f/k/a Statia Terminals Marine Services N.V.	Netherlands Antilles	None	100%

NuStar Terminals New Jersey, Inc. f/k/a Statia Terminals New Jersey, Inc.	Delaware	New Jersey	100%

NuStar Terminals N.V. f/k/a Statia Terminals N.V.	Netherlands Antilles	None	100%

NuStar Terminals Operations Partnership L.P. f/k/a Support Terminals Operating Partnership L.P.	Delaware	Alabama, California, Florida, Georgia, Indiana, Louisiana, Maryland, New Jersey, New Mexico, Texas, Virginia, Washington, Washington D.C., Wisconsin	100%

NuStar Terminals Partners TX L.P. f/k/a StanTrans Partners, L.P.	Delaware	Texas	100%

NuStar Terminals Services, Inc. f/k/a Support Terminal Services, Inc.	Delaware	Alabama, Arizona, California, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Minnesota, New Mexico, Oklahoma, Texas, Virginia, Washington, Washington D.C., Wisconsin	100%

NuStar Terminals Texas, Inc. f/k/a StanTrans, Inc.	Delaware	Texas	100%

NuStar Texas Holdings, Inc. f/k/a StanTrans Holdings, Inc.	Delaware	None	100%

Petroburgos, S. de R.L. de C.V.	Mexico	None	100%

Point Tupper Marine Services Co.	Nova Scotia	None	100%

Saba Company N.V.	Netherlands Antilles	None	100%

Seven Seas Steamship Company (Sint Eustatius) N.V.	Netherlands Antilles	None	100%

Shore Terminals LLC	Delaware	California, Nevada, Oregon, Washington	100%

ST Linden Terminal, LLC (joint venture)	Delaware	New Jersey	50%

Texas Energy Services LLC	Delaware	None	100%

Schedule III

SCHEDULE III

Authorized Representatives

•	Steve Blank
•	Chris Russell

1

EXHIBIT A

FORM OF OPINION OF ANDREWS KURTH LLP

1. Formation. Each of NuStar GP, the General Partner, the Partnership, NuStar Logistics, and NuStar GP, Inc., a Delaware corporation (“GP, Inc.”), has been duly formed, is validly existing and in good standing as a limited partnership, limited liability company or corporation, as applicable, and each of LegacyStar, NuStar Pipeline, NuStar Pipeline Partners and NuPOP, is validly existing and in good standing as a limited partnership or limited liability company under the laws of the State of Delaware; in each case, with full partnership, limited liability company or corporate, as applicable, power and authority, as the case may be, necessary to own or lease its properties currently owned and to conduct its business as currently conducted, in each case in all material respects as described in the Prospectus.

2. Ownership of NuStar GP by NuStar Holdings. NuStar Holdings is the sole member of NuStar GP and owns 100% of the issued and outstanding membership interests in NuStar GP; such membership interests have been duly authorized and validly issued in accordance with the NuStar GP LLC Agreement and are fully paid (to the extent required under the NuStar GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303 and 18-607 of the Delaware LLC Act); and NuStar Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NuStar Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 18-303 and 18-607 of the Delaware LLC Act or contained in the NuStar GP LLC Agreement.

3. Ownership of the General Partner Interests in the General Partner. NuStar GP is the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and NuStar GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NuStar GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the GP Partnership Agreement.

4. Ownership of the Limited Partner Interests in the General Partner. Riverwalk Holdings is the sole limited partner of the General Partner with a 99.9% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act); and Riverwalk Holdings owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing

1

statement under the Uniform Commercial Code of the State of Delaware naming Riverwalk Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the GP Partnership Agreement.

5. Ownership of the General Partner Interest and Incentive Distribution Rights in the Partnership. The General Partner is the sole general partner of the Partnership with a 2% general partner interest and 100% of the Incentive Distribution Rights in the Partnership; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act); and the General Partner owns such general partner interest and Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the Partnership Agreement.

6. Ownership of the Partnership’s Common Units by Riverwalk Holdings and NuStar GP. Riverwalk Holdings and NuStar GP own 10,213,894 and 35,002 Common Units as of May 1, 2011, respectively, in the Partnership; and Riverwalk Holdings and NuStar GP own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Riverwalk Holdings and/or NuStar GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the Partnership Agreement.

7. Ownership of GP, Inc. by the Partnership. The Partnership owns 100% of the issued and outstanding capital stock of GP, Inc.; such shares of capital stock have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of GP, Inc., as amended to date, and are fully paid and nonassessable; and the Partnership owns such shares of capital stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

8. Ownership of the General Partner Interest in NuStar Logistics. GP, Inc. is the sole general partner of NuStar Logistics with a 0.01% general partner interest in NuStar Logistics; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of NuStar Logistics; and GP, Inc. owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP, Inc. as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the limited partnership agreement of NuStar Logistics.

9. Ownership of the Limited Partner Interest in NuStar Logistics. The Partnership is the sole limited partner of NuStar Logistics with a 99.99% limited partner interest in NuStar Logistics; such limited partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of NuStar Logistics and is fully paid (to the extent required under the limited partnership agreement of NuStar Logistics) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the limited partnership agreement of NuStar Logistics.

10. Ownership of LegacyStar by the Partnership. The Partnership is the sole member of LegacyStar and owns 100% of the issued and outstanding membership interests in LegacyStar; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of LegacyStar and are fully paid (to the extent required under the LegacyStar LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303 and 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 18-303 and 18-607 of the Delaware LLC Act or contained in the limited liability company agreement of LegacyStar.

11. Ownership of NuStar Pipeline by LegacyStar. LegacyStar is the sole member of NuStar Pipeline and owns 100% of the issued and outstanding membership interests in NuStar Pipeline; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NuStar Pipeline and are fully paid (to the extent required under the limited liability company agreement of NuStar Pipeline) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303 and 18-607 of the Delaware LLC Act); and LegacyStar owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming LegacyStar as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 18-303 and 18-607 of the Delaware LLC Act or contained in the limited liability company agreement of NuStar Pipeline.

12. Ownership of the General Partner Interest in NuStar Pipeline Partners. NuStar Pipeline is the sole general partner of NuStar Pipeline Partners with a 1% general partner interest in NuStar Pipeline Partners; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of NuStar Pipeline Partners; and NuStar Pipeline owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NuStar Pipeline as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the limited partnership agreement of NuStar Pipeline Partners.

13. Ownership of the Limited Partner Interest in NuStar Pipeline Partners. The Partnership is the sole limited partner of NuStar Pipeline Partners with a 99% limited partner interest in NuStar Pipeline Partners; such limited partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of NuStar Pipeline Partners and is fully paid (to the extent required under the limited partnership agreement of NuStar Pipeline Partners) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the limited partnership agreement of Pipeline Partners.

14. Ownership of the General Partner Interest in NuPOP. NuStar Pipeline is the sole general partner of NuPOP with a 1% general partner interest in NuPOP; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of NuPOP; and NuStar Pipeline owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NuStar Pipeline as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the limited partnership agreement of NuPOP.

15. Ownership of the Limited Partner Interest in NuPOP. NuStar Pipeline is the sole limited partner of NuPOP with a 99% limited partner interest in NuPOP; such limited partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of NuPOP and is fully paid (to the extent required under the limited partnership agreement of NuPOP) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303 and 17-607 of the Delaware LP Act); and

NuStar Pipeline owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NuStar Pipeline as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-303(a) and 17-607 of the Delaware LP Act or contained in the limited partnership agreement of NuPOP.

16. No Preemptive Rights, Registration Rights or Options. Except as identified in the Prospectus and rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Partnership pursuant to the Partnership Agreement or any other agreement or instrument listed as an exhibit to the Registration Statement to which the Partnership is subject. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than rights which have been waived.

17. Authority and Authorization. All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their respective unitholders, members or partners for the authorization, sale and delivery of the Offered Units, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, has been validly taken.

18. Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly, executed and delivered by each of the Partnership Parties.

19. Authorization, Execution, Delivery and Enforceability of Certain Partnership Entities Agreements. The NuStar GP LLC Agreement, the General Partner Partnership Agreement, the Partnership Agreement, the NuStar Logistics Partnership Agreement and the NuPOP Partnership Agreement have been duly authorized, executed and delivered by the Partnership Parties and Subsidiaries party thereto. Each of these agreements is a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms.

20. Capitalization; Validity of Issuance of Offered Units. The Partnership has an authorized capitalization as set forth in the Prospectus. The Common Units and the limited partner interests represented thereby issued in the offerings of the Partnership listed in Exhibit A hereto have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the most recent Prospectus Supplement and the Prospectus under the caption “The Partnership Agreement — Limited Liability”). The issuance and sale of the Offered Units, as the case may be, and the limited partner interests represented thereby have been duly authorized by all necessary partnership or limited liability company action of the Partnership Parties. Upon payment and delivery in accordance with this Agreement, the Offered Units will be validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the

Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the most recent Prospectus Supplement and the Prospectus under the caption “The Partnership Agreement — Limited Liability”) and will conform in all material respects to the description thereof contained in the most recent Prospectus Supplement and the Prospectus.

21. No Violation. Except in respect of which waivers, consents or acknowledgements have been obtained, none of the (i) offering or sale by the Partnership of the Offered Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iii) the consummation of any other transactions contemplated by this Agreement or the fulfillment of the terms hereof or thereof, will result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or result in a change of control under, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties, NuStar Logistics, NuPOP, NuStar Pipeline, NuStar Pipeline Partners, LegacyStar and GP, Inc. pursuant to (i) the Organizational Documents, (ii) this Agreement or any other agreement filed as an exhibit to the Registration Statement; or (iii) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (“DGCL”), the applicable laws of the State of Texas or the applicable laws of the United States of America, which breaches, violations, defaults or liens, in the case of clauses (ii) or (iii) would reasonably be expected to have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

22. No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal or Delaware Court, governmental agency or body having jurisdiction over the Partnership Parties, NuStar Logistics, NuPOP, NuStar Pipeline, NuStar Pipeline Partners, LegacyStar and GP, Inc. or any of their properties is required for the offering or sale by the Partnership of the Offered Units, the execution and delivery of, or the consummation by the Partnership Parties of the transactions contemplated by, this Agreement except for (i) such permits, consents, approvals and similar authorizations required under state securities or “Blue Sky” laws, (ii) such consents that have been obtained, (iii) such consents that, if not obtained, will not have a Material Adverse Effect and (iv) as disclosed in the Prospectus.

23. Description of Common Units. The statements made in the most recent Prospectus Supplement and the Prospectus under the caption “Description of NuStar Energy Common Units,” insofar as they purport to constitute summaries of the terms of the Common Units (including the Offered Units), constitute accurate summaries of the terms of such Common Units in all material respects.

24. Description and Summaries. The statements made in the most recent Prospectus Supplement and the Prospectus under the captions “Cash Distributions,” “Conflicts of Interest and Fiduciary Responsibilities,” “The Partnership Agreement,” and “Investment in NuStar Energy by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

25. Tax Matters. The statements made in the most recent Prospectus Supplement and the Prospectus under the captions “Material Tax Considerations” and “Material Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects, subject to the qualifications and assumptions therein; and the opinion of such counsel filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Manager may rely upon such opinion as if it were addressed to it.

26. Investment Company. None of the Partnership Parties, NuStar Logistics, NuPOP, NuStar Pipeline, NuStar Pipeline Partners, LegacyStar and GP, Inc. is and, after giving effect to the offer and sale of the Offered Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Prospectus Supplement and the Prospectus, none of them will be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership set forth in this Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that its opinion is limited to matters governed by the federal laws of the United States of America and the Delaware LP Act, the Delaware LLC Act, the DGCL, Texas law and New York law; and (iv) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the members or limited partners of any of the Partnership Parties may be subject.

In addition, in rendering such opinion, such counsel may rely in respect of matters of fact upon the application of laws of any jurisdiction other than the State of Delaware, the State of New York or the State of Texas or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Manager.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership, the independent registered public accounting firm of the Partnership, your counsel and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as and to the extent set forth in paragraphs 23, 24 and 25 above), based on the foregoing (relying with respect to factual matters to the extent such counsel deems appropriate upon statements by officers and other representatives of the Partnership), (a) such counsel confirms to the Manager that, in its opinion, (1) each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, as of its filing date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the

Commission thereunder and (2) each of the Registration Statement, as of the most recent Effective Date, the Prospectus Supplement, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act (except that such counsel expresses no statement or belief as to Regulation S-T); (b) such counsel has not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus, and are not so summarized; (c) such counsel is not aware of any legal or governmental proceedings pending or threatened to which the Partnership or any of its subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Prospectus or any of the Incorporated Documents, and are not so described; and (d) furthermore, no facts have come to such counsel’s attention that have led such counsel to believe that (i) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date and as of the date of such opinion letter, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no opinion, statement or belief in this letter with respect to (i) the historical financial statements and notes and schedules thereto and the auditor’s report thereon or any other financial or accounting data included or incorporated by reference in, or excluded from, the Registration Statement or the Prospectus and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or to the documents incorporated by reference into the Registration Statement.

Furthermore, such counsel shall state that it has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued. To such counsel’s knowledge based solely upon such oral communication with the Commission, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

EXHIBIT B

FORM OF OPINION OF AMY L. PERRY

1. Existence and Qualification. Each of the Principal Subsidiaries (other than NuStar Logistics, GP, Inc., LegacyStar, NuStar Pipeline, NuStar Pipeline Partners and NuPOP) is validly existing and in good standing as a limited partnership or limited liability company, as applicable, under the laws of its jurisdiction of organization, as set forth opposite its name on Annex 1 to this opinion, with full partnership or limited liability company power and authority, as the case may be, necessary to own or lease its properties currently owned, and to conduct its business as currently conducted, in each case in all material respects as described in the Prospectus. Each of the entities listed on Annex 2 to this opinion is duly qualified or registered to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as applicable, in each jurisdiction set forth opposite its name on Annex 2 to this opinion.

2. Ownership of Certain Principal Subsidiaries. Except as set forth on Annex 1 to this opinion, the Partnership owns directly or indirectly 100% of the outstanding membership interests or partnership interests, as the case may be, in each of the Principal Subsidiaries (other than NuStar GP, the General Partner, the Partnership, NuStar Logistics, GP, Inc., LegacyStar, NuStar Pipeline, NuStar Pipeline Partners and NuPOP); such stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the applicable Principal Subsidiary Operative Documents; and the Partnership and the direct owner, if applicable, of such membership interests or partnership interests, as the case may be, owns such membership interests or partnership interests, as the case may be, free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or such other direct owner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the DGCL or Delaware LP Act, as the case may be.

3. No Preemptive Rights. Except as identified in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the Partnership pursuant to any agreement or instrument known to such counsel to which the Partnership is a party or is subject. To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options, warrants or other rights to purchase or exchange any Common Units of the Partnership.

4. No Violation. None of the (i) offering or sale by the Partnership of the Offered Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iii) the consummation of any other transactions contemplated by this Agreement or the fulfillment of the terms hereof, will result in a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or result in a change of control under, or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties and the Principal Subsidiaries pursuant to (A) any agreement, lease or other instrument known to such counsel to which any of the Partnership Parties and the Principal Subsidiaries is a party or by which any of them or their properties is

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subject, (other than any of the Organizational Documents or any other agreement filed as an exhibit to the Registration Statement, to which such counsel is not opining), or (B) to such counsel’s knowledge, any judgment, order, decree, injunction, rule or regulation of any court, arbitrator or governmental agency or body having jurisdiction over any of the Partnership Parties and the Principal Subsidiaries or any of their assets or properties, which breaches, violations, defaults or liens will reasonably be expected to have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

5. Permits. To the knowledge of such counsel, each of the Partnership Parties has such Permits as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Prospectus, except for any of the foregoing that will not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Parties and Principal Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that will not reasonably be expected to have a Material Adverse Effect.

6. Outstanding Common Units. The Common Units and the limited partner interests represented thereby outstanding as of the date of such opinion, other than the Common Units issued in the offerings listed on Annex 3 to this opinion [Annex 3 is the same as Exhibit A to Andrews Kurth opinion], have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement — Limited Liability”).

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement and upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to him as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (iii) state that his opinion is limited to matters governed by the federal laws of the United States of America and the Delaware LP Act, the Delaware LLC Act, the DGCL and Texas law.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership, the independent registered public accounting firm of the Partnership, your counsel and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel has not independently verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement, as of the latest Effective Time, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus, as of its date and as of the date of such opinion letter, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no opinion, statement or belief in this letter with respect to (i) the financial statements and notes and schedules thereto and the auditor’s report thereon or other financial or accounting data included or incorporated by reference in or excluded from the Registration Statement or the Prospectus and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

EXHIBIT C

NUSTAR ENERGY L.P.

Common Units

TERMS AGREEMENT

[    ], 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Ladies and Gentlemen:

NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“NuStar GP” and, together with the Partnership and the General Partner, the “Partnership Parties”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May 12, 2011 (the “Equity Distribution Agreement”), between the Partnership Parties and Citigroup Global Markets Inc., to issue and sell to Citigroup Global Markets Inc. the securities specified in the Schedule I hereto (the “Purchased Offered Units”) [, and solely for the purpose of covering over-allotments, to grant to Citigroup Global Markets Inc. the option to purchase the additional securities specified in Schedule I hereto (the “Additional Offered Units”)].

[Citigroup Global Markets Inc. shall have the right to purchase from the Partnership Parties all or a portion of the Additional Offered Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Offered Units, at the same purchase price per share to be paid by Citigroup Global Markets Inc. to the Partnership for the Purchased Offered Units. This option may be exercised by Citigroup Global Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Offered Units of Additional Offered Units as to which the option is being exercised, and the date and time when the Additional Offered Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Offered Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Offered Units.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Citigroup Global Markets Inc., as agent of the Partnership Parties, of

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offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Offered Units and provided that such representations and warranties may be updated to reflect such necessary modifications as are not material and approved by the Manager in advance.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Offered Units [and the Additional Offered Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership Parties agree to issue and sell to Citigroup Global Markets Inc. and the latter agrees to purchase from the Partnership Parties the number of Offered Units of the Purchased Offered Units at the time and place and at the purchase price set forth in the Schedule I hereto.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership Parties.

NUSTAR ENERGY L.P.

By:	RIVERWALK LOGISTICS, L.P.,
its general partner

	By:	NUSTAR GP, LLC,
its general partner

By:

RIVERWALK LOGISTICS, L.P.

By:	NUSTAR GP, LLC,
its general partner

By:

NUSTAR GP, LLC

By:

ACCEPTED as of the date

first written above.

Citigroup Global Markets Inc.

By:
Name:
Title:

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[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Offered Units [and Additional Offered Units]:	Common Units Representing Limited Partner Interests

Number of Offered Units of Purchased Offered Units:

[Number of Offered Units of Additional Offered Units:]

[Price to Public:]

Purchase Price by Citigroup Global Markets Inc.:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Offered Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinions referred to in Section 4(k).

(2)	The opinion referred to in Section 4(l).

(3)	The accountants’ letter referred to in Section 4(m).

(4)	The officers’ certificate referred to in Section 4(j).

(5)	Such other documents as the Manager shall reasonably request.

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